SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2001

TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-27312	25-1537134
(Commission File Number)	(IRS Employer Identification No.)

493 Nixon Road, Cheswick, Pennsylvania, 15024
(Address of Principal Executive Offices)

(412)-820-1400
(Registrant’s Telephone Number Including Area Code)

                              This form 8-K/A of Tollgrade Communications, Inc. (the “Company”) constitutes Amendment No. 1 to the Company’s current report on Form 8-K (the “Original Form 8-K) which was filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2001. This amendment sets forth the information required by Items 7 (a) and 7 (b) omitted from the Original Form 8-K.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) With respect to the acquisition of the LoopCare Software Product Unit (“LoopCare”) from Lucent Technologies Inc. (“Lucent”) by the Company, the following financial statements are presented as follows:

I.	Lucent Technologies Inc.’s LoopCare Financial Statements.

A.	Report of Independent Accountants.

B.	Statements of Net Assets Sold as of September 30, 2001 and 2000.

C.	Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the Years Ended September 30, 2001 and 2000.

D.	Notes to Financial Statements.

(b) The unaudited pro forma financial information of the Company reflecting the LoopCare acquisition filed as part of this report as follows:

II.	Interim Unaudited Pro Forma Financial Information.

A.	Introduction to Unaudited Pro Forma Condensed Financial Data.

B.	The Company and LoopCare Unaudited Pro Forma Condensed Balance Sheet as of September 29, 2001.

C.	Notes to Unaudited Pro Forma Condensed Financial Statements.

(c) Exhibits

Exhibit 23.01 Consent of Independent Accountants

LoopCare Software Product Unit
Statements of Net Assets Sold and Statements of
Net Sales, Cost of Sales and Direct Operating Expenses
As of September 30, 2001 and 2000 and for the Years Then Ended

Lucent Technologies Inc.
LoopCare Software Product Unit

Index to Financial Statements
As of September 30, 2001 and 2000 and for the Years Then Ended

Page(s)

Report of Independent Accountants	1

Financial Statements:

Statements of Net Assets Sold as of September 30, 2001 and 2000	2

Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the Years Ended September 30, 2001 and 2000	3

Notes to Financial Statements	4 - 7

Report of Independent Accountants

To the Board of Directors of
Lucent Technologies Inc.

We have audited the accompanying statements of net assets sold of the LoopCare Software Product Unit (the “Business”) of Lucent Technologies Inc. (“Lucent”) as of September 30, 2001 and 2000, and the related statements of net sales, cost of sales and direct operating expenses for the years ended September 30, 2001 and 2000. These financial statements are the responsibility of Lucent’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets sold of the Business as of September 30, 2001 and 2000, and its net sales, cost of sales and direct operating expenses for the years ended September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1, the accompanying financial statements were prepared to present the net assets sold of the Business, pursuant to the terms of the Asset Purchase Agreement dated September 28, 2001, between Lucent and Tollgrade Communications, Inc. (“Tollgrade”), and the net sales, cost of sales and direct operating expenses of the Business and are not intended to be a complete presentation of the Business’ financial position and results of operations.

November 20, 2001

Lucent Technologies Inc.
LoopCare Software Product Unit

Statements of Net Assets Sold
As of September 30, 2001 and 2000
(In thousands)

	2001	2000

Assets sold
Deferred costs and prepaid expenses	$489	$90
Property and equipment, net	307	190
Capitalized software costs, net	1,073	3,941

Total assets sold	1,869	4,221

Liabilities assumed
Warranty reserve	19	41
Deferred revenue	1,326	926

Total liabilities assumed	1,345	967

Net assets sold	$524	$3,254

The accompanying notes are an integral part of these financial statements.

Lucent Technologies Inc.
LoopCare Software Product Unit

Statements of Net Sales, Cost of Sales and Direct Operating Expenses
For the Years Ended September 30, 2001 and 2000
(In thousands)

	2001	2000
Net sales
License	$6,590	$7,487
Maintenance and related services	6,800	6,003

Total net sales	13,390	13,490

Cost of sales
License	3,738	3,096
Maintenance and related services	1,779	1,794

Total cost of sales	5,517	4,890

Gross profit	7,873	8,600
Direct operating expenses
Research and development	5,156	4,609
Bad debts	—	358
Restructuring charges	480	—

Total direct operating expenses	5,636	4,967

Excess of net sales over cost of sales and direct operating expenses	$2,237	$3,633

The accompanying notes are an integral part of these financial statements.

Lucent Technologies Inc.
LoopCare Software Product Unit

Notes to Financial Statements
(In thousands)

1.	Background, Nature of Business and Basis of Presentation

The accompanying financial statements have been prepared pursuant to the transaction described below and present the net assets sold and the net sales, cost of sales and direct operating expenses of the LoopCare Software Product Unit (the “Business”) of Lucent Technologies Inc.’s (“Lucent”) Network Operations Software Group (“NOS”). On September 30, 2001, Tollgrade Communications, Inc. (“Tollgrade”) completed its purchase of the Business including the assumption of certain liabilities.

The assets acquired by Tollgrade include long-lived assets (primarily computers and related equipment and personnel) dedicated to the Business as well as certain capitalized software costs, deferred costs and prepaid expenses directly related to the operating activities of the Business. Tollgrade also assumed, pursuant to the purchase of the Business, certain deferred revenue amounts and warranty liabilities.

The Business includes software based products of Lucent’s LoopCare Test Business which supports the testing of the following “copper line” based telecommunications services: Digital Subscriber Line (“DSL”), Integrated Services Digital Network (“ISDN”) and Plain Old Telephone Service (“POTS”). The Business’ primary product offering is its LoopCare™ Testing System Software and related features such as the Common Object Request Broker (“CORBA”) Application Programming Interface (“API”), Benchmark Database, DSL Testing, Advanced Testhead Feature Package and LoopCare TCP/IP Communications Network (“LTCN”). This software performs the testing and analysis of the telecommunications service providers’ “copper line” loops.

Lucent did not maintain the Business as a separate business unit and external financial statements historically have not been prepared. Therefore, the accompanying financial statements are derived from the historical accounting records of Lucent in order to present the net assets sold as of September 30, 2001 and 2000, and the statements of net sales, cost of sales and direct operating expenses for the two years ended September 30, 2001 and 2000 in accordance with generally accepted accounting principles in the United States of America, and reflect significant assumptions and allocations. Moreover, the Business relies on Lucent for administrative, management and other services. The financial statements of the Business could differ from those that would have resulted had it operated autonomously or as an entity independent of Lucent.

The statements of net sales, cost of sales and direct operating expenses include the sales and expenses directly attributable to the Business. During the two years ended September 30, 2001, the Business was supported by the overall Lucent sales force, the costs of which are not included in the accompanying financial statements. However, the direct operating results, as presented, include labor and overhead costs for dedicated maintenance and related services activities that have been allocated based upon the estimated number of full-time equivalent employees.

Lucent Technologies Inc.
LoopCare Software Product Unit

Notes to Financial Statements
(In thousands)

The statements of net sales, cost of sales and direct operating expenses do not include Lucent corporate allocations for corporate allocated expenses including costs related to various infrastructure and support services provided by Lucent, interest, income taxes not directly related to the Business or other indirect Lucent corporate expense allocations. Since the Business was not a separate business unit, Lucent did not segregate such operating cost information relative to the Business for financial reporting purposes. Accordingly, it is not practical to allocate such Lucent operating costs to the Business.

A statement of cash flows is not presented, as the Business did not maintain a cash balance. All cash flow activities were funded by Lucent and are primarily comprised of amounts for capital expenditures and any operational cost requirements of the Business. These statements are not intended to be a complete presentation of the Business’s financial position, results of operations and cash flows.

Management believes the method used to allocate the direct operating expenses is reasonable. The historical operating results of the Business may not be indicative of the results of operations in the future.

On February 22, 2001, Lucent completed agreements for Credit Facilities with several financial institutions. The Credit Facilities are secured by liens on substantially all of Lucent’s assets, including the assets of the Business. However, the terms of the Credit Facilities do allow for specified sales of assets, including those relating to the Business.

2.	Summary of Significant Accounting Policies

Revenue Recognition
License revenue, net of credits, is comprised of fees for perpetual licenses, which are derived from contracts with corporate customers. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable.

Maintenance and Services revenues, net of credits, are primarily comprised of revenue from maintenance agreements and related services activities. Maintenance agreements provide technical support and include the right to unspecified upgrades on a when-and-if available basis. Maintenance revenue is deferred and recognized on a straight-line basis over the life of the related agreement, which is typically one year. Customer advances and amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

License revenue excludes revenue from Value Added Reseller (“VAR”) sales, in which Lucent sells hardware components manufactured by Tollgrade, bundled with LoopCare software. There was one VAR customer in 2001 and 2000; related revenue was excluded from the results of the Business as the software revenue portion of such related transaction could not be practically determined.

Lucent Technologies Inc.
LoopCare Software Product Unit

Notes to Financial Statements
(In thousands)

Cost of Sales
Cost of sales consists of all costs associated with providing the related products or services to customers. Deferred costs related to a specific contract, for which revenues have not been recognized, are included in prepaid expenses as of September 30, 2001. Cost of license includes amortization expenses of capitalized software.

Bad Debt Expense
Bad debt expense is recognized based upon specific identification and is included in direct operating expenses.

Capitalized Software Development Costs and Research and Development Expenses
All costs incurred to establish the technological feasibility of software to be sold, leased or otherwise marketed are expensed as research and development costs. Costs incurred subsequent to the establishment of technological feasibility, and prior to the general availability of the product to the public are capitalized and subsequently amortized under the straight-line method over product specific periods ranging from twelve to eighteen months. The Business defines technological feasibility as coding and testing in accordance with detailed program designs.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Property and Equipment

Property and equipment is primarily comprised of computer servers and related equipment which are recorded at cost and depreciated over their respective estimated useful lives of three years, using the straight-line method. Depreciation expense for the years ended September 30, 2001 and 2000 amounted to $130 and $150, respectively. Repairs and maintenance costs are expensed as incurred. Accumulated depreciation was $2,109 and $3,124 as of September 30, 2001 and 2000, respectively.

4.	Capitalized Software Development Costs

Amortization expense for the years ended September 30, 2001 and 2000 amounted to $3,738 and $3,096, respectively.

Lucent Technologies Inc.
LoopCare Software Product Unit

Notes to Financial Statements
(In thousands)

5.	Restructuring

In 2001, Lucent announced a worldwide restructuring program intended to enhance its competitive position and lower its overall cost structure. The program includes the elimination of nine jobs, net, and the write-down of certain assets which were directly related to the Business. In connection with this program, the Business recorded a pre-tax provision of $480, of which $200 related to capitalized software and $280 related to development staff expenses, which was directly related to the Business. The program also involved retirement of approximately $1,100 of fully depreciated assets.

6.	Employee Benefit Plans

The Business participated in various employee benefit plans, including stock option, stock purchase, pension, savings, post-retirement and post-employment plans, which were sponsored by Lucent. Detailed information concerning the costs of these plans is not available for the Business but an estimated amount is included as part of the labor costs allocated by Lucent. The specific charges and obligations under these plans related to the Business are not separately identifiable.

7.	Concentration of Credit Risk

The Business sells its software and maintenance services primarily to North American telecommunications service provider customers. During the years ended September 30, 2001 and 2000, the following customers individually accounted for more than 10% of total revenue:

	2001	2000
Customer A	37.3%	10.6%
Customer B	27.6%	9.8%
Customer C	—	18.5%
Customer D	17.4%	22.6%
Customer E	—	22.2%

	82.3%	83.7%

Introduction to Unaudited Pro Forma

Condensed Financial Data.

     In accordance with Article 11 of Regulation S-X, the Company has provided, within this filing, unaudited pro forma financial information that consists of an unaudited pro forma condensed balance sheet as of September 29, 2001 and accompanying notes. Historically, the acquired LoopCare business was part of Lucent’s Network Operations Support Group (“NOS”), which in turn was a component of the InterNetworking Systems (“INS”) product unit, and included in Lucent’s Consolidated Financial Statements. Lucent did not operate the LoopCare business as a “stand-alone” division or subsidiary of Lucent. While certain functions, such as research and development and overall product management and support were performed discretely by the LoopCare business, many other functions (sales, treasury, finance, accounting, tax, legal, information services, public relations, human resources and administrative) were performed on a Lucent company-wide basis or at the INS level.

Additionally, in certain circumstances where software and hardware product sales were bundled, these sales were not included in the accompanying audited financial statements as it was not practical to determine the relative values associated with each component and therefore were excluded from the reported results. The distinct and separate accounts necessary to present complete stand alone financial statements have not been maintained. As such, the LoopCare business did not maintain separate financial statements. The audited financial statements contained elsewhere in this report were derived from the historical accounting records of Lucent and reflect significant assumptions and allocations. Based upon the above information, management of the Company does not believe that it is practicable to prepare the stand-alone unaudited pro forma statements of income of the Company assuming the LoopCare business was acquired at the beginning of the period as the use of significant forward-looking information would be necessary to meaningfully present the pro forma effects of the acquisition.

The Unaudited Pro Forma Condensed Balance Sheet (the “Pro Forma Balance Sheet”) as of September 29, 2001 has been prepared to reflect the purchase of the LoopCare business by the Company as of September 29, 2001. The LoopCare acquisition will be recorded under the purchase method of accounting and, accordingly the accompanying Pro Forma Balance Sheet reflects the financial position of the Company as of September 30, 2001. In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 established accounting and reporting standards for business combinations. SFAS No. 142 established accounting and reporting standards for acquired goodwill and other intangible assets, specifically how they should be treated upon and subsequent to their acquisition. The Company is accounting for the acquisition of the LoopCare business under the early transition provisions.

The Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed date. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Balance Sheet should be read in conjunction with the Company’s consolidated financial statements (and notes thereto) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as well as the LoopCare Software Product Unit Statements of Net Assets Sold and Statements of Net Sales, Cost of Sales and Direct Operating Expenses as of September 30, 2001 and 2000 and for the Years then Ended (and notes thereto) included herein.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Balance Sheet Statement based upon available information.

The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Balance Sheet are subject to change.

Unaudited Pro Forma Condensed Balance Sheet
(Dollars in thousands)

	Tollgrade
	Communications, Inc.	LoopCare,
ASSETS	Sept. 29, 2001	Sept. 30, 2001	Pro Forma Adjustments		Pro Forma

Current assets:
Cash and cash equivalents	$80,430	$—	$(60,000	)(a)(1)	$20,430
Short term investments	11,049	—	—		11,049
Accounts receivable, net	12,785	—	1,205	(a)(4)	13,990
Inventories	23,071	—	—		23,071
Prepaid expenses and deposits	396	—	137	(c)	533
Deferred costs and prepaid expenses	—	489	(489	)(c)	—
Prepaid and refundable taxes	533	—	—		533
Deferred tax asset	975	—	—		975

Total current assets	129,239	489	(59,147)		70,581
Long term investments	1,455	—	—		1,455
Property and equipment, net	7,427	307	—		7,734
Deferred tax asset	2,658	—	—		2,658
Capitalized software costs, net	—	1,073	352	(c)	7,300
			5,875	(b)(2)
Intangible assets	—	—	38,500	(b)(1)	38,500
Goodwill	—	—	15,862	(a)(b)(3)(4)	15,862
Other assets	329	—	(167	)(a)(2)	162

Total assets	$141,108	$1,869	$1,275		$144,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$229	$—	$—		$229
Accrued expenses	2,635	19	2,049	(a)(3)	4,703
Accrued salaries and wages	773	—	—		773
Royalties payable	339	—	—		339
Income taxes payable	430	—	—		430
Deferred revenue	120	1,326	(250)	(b)(3)	1,196

Total current liabilities	4,526	1,345	1,799		7,670
Deferred tax liabilities	10	—	—		10

Total liabilities	4,536	1,345	1,799		7,680
Total stockholders’ equity	136,572	524	(524)	(b)(5)	136,572

Total liabilities and stockholders’ equity	$141,108	$1,869	$1,275		$144,252

See notes to unaudited pro forma condensed balance sheet

(Dollars in thousands)

Notes to the Unaudited Pro Forma Condensed Balance Sheet

     Note a). The acquisition was accounted for using the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to all of the tangible and intangible assets and related liabilities of the LoopCare business based upon their respective fair values as of the closing date. The allocation is based on valuations and other studies, which are not yet finalized. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein. The estimated purchase price and proforma adjustments to historical book value of the LoopCare business are as follows:

Cash paid			$60,000	(1)
Expenses and other costs associated with
the acquisition (1):
Paid prior to the acquisition	$167	(2)
Accrued at date of acquisition	2,049	(3)	2,216

Less purchase price adjustment			(1,205	) (4)

Total purchase price			$61,011

1). $60,000 of cash paid to Lucent on closing at September 30, 2001.

2),3). Includes $2,049 which represents accrued out-of-pocket costs to be incurred by the Company in connection with the acquisition of the LoopCare business consisting principally of accounting, legal and consulting, other professional services and a payment for a perpetual license for a third party software embedded in the LoopCare product. Prior to the acquisition, and as of September 29, 2001, the Company had incurred and paid approximately $167 of these costs.

4). In accordance with the Asset Purchase Agreement dated as of September 28, 2001 by and between Lucent and the Company, the net aggregate amount of certain assets and liabilities on the Audited Statements of Net Assets Sold as of September 30, 2001 will be paid to the Company on a dollar for dollar basis.

     Note b). The following represents the preliminary allocation of purchase price:

	Pro forma adjustments

Intangible asset — post warranty maintenance
services agreements	$32,000
Intangible asset — base software	5,200
Intangible asset — trade name	1,300

Total intangible assets	$38,500	(1)
Intangible asset — developed product software
(capitalized software costs)	5,875	(2)
Deferred revenue	250	(3)
Goodwill	15,862	(4)

Total	$60,487
Book value of net assets of LoopCare	524	(5)

Total purchase price	$61,011

1).	Represents identifiable intangible assets with indefinite lives.

2).	Represents capitalized software costs for developed product software to be amortized over a 5 year estimated useful life.

3).	Reduction of deferred revenue to estimated fair value.

4).	Represents excess of purchase price over identifiable tangible and intangible assets.

5).	To eliminate net book value of LoopCare

     Note c). To reclass LoopCare prepaid expenses and deferred costs to the current Tollgrade classifications.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC. (Registrant)

Date: December 14, 2001	By /s/ Christian L. Allison Christian L. Allison Chief Executive Officer

EXHIBIT INDEX
(Pursuant to Item 601 of Regulation S-X)

Exhibit
Number	Description and Method of Filing

23.01	Consent of Independent Accountants, filed herewith.